Exhibit 1

AUDIOCODES LTD.

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NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

September 23, 2004

TO THE SHAREHOLDERS OF AUDIOCODES LTD.:

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the “Meeting”) of AudioCodes Ltd., a company formed under the laws of the State of Israel (the “Company”), will be held on Thursday, September 23, 2004 at 11:00 a.m., local time, at the principal executive offices of the Company located at 1 Hayarden Street, Airport City Lod 70151, Israel, for the following purposes:

(1)

To elect Dana Gross as a Class I director to serve until the 2007 Annual General Meeting of Shareholders, or until her successor is elected;

(2)

To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the independent auditors of the Company for the year ending December 31, 2004 and to authorize the compensation of the auditors; and

(3)

To ratify an option grant to Shabtai Adlersberg, the Company’s Chairman of the Board, President and Chief Executive Officer.

The foregoing items of business are more fully described in the Proxy Statement to be mailed to the shareholders on or about September 2, 2004.

Only shareholders who held Ordinary Shares, nominal value NIS 0.01, of the Company at the close of business on August 29, 2004 are entitled to notice of, and to vote at, the Meeting and any adjournments thereof.  The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy is necessary for the approval of each of the foregoing proposals.

All shareholders are cordially invited to attend the Meeting in person.  Any shareholder attending the Meeting may vote in person even if such shareholder previously signed and returned a proxy.

FOR THE BOARD OF DIRECTORS

Shabtai Adlersberg

Lod, Israel

Chief Executive Officer

September 2, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

AUDIOCODES LTD.

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PROXY STATEMENT FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS

September 23, 2004

The enclosed proxy is solicited on behalf of the Board of Directors of AudioCodes Ltd. (the “Company”) for use at the Company’s Annual General Meeting of Shareholders (the “Meeting”) to be held on Thursday, September 23, 2004 at 11:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice.  The Meeting will be held at the offices of the Company located at 1 Hayarden Street, Airport City Lod 70151, Israel.  The telephone number at that address is 011-972-3-976-4000.

These proxy solicitation materials were mailed on or about September 2, 2004 to all shareholders entitled to vote at the Meeting.  The Annual Report on Form 20-F of the Company for the fiscal year ended December 31, 2003, including audited financial statements, is available on the Company’s website, at www.audiocodes.com.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

You are entitled to notice of the Meeting and to vote at the Meeting if you were a shareholder of record of Ordinary Shares, nominal value NIS 0.01 (the “Ordinary Shares”), of the Company at the close of business on August 29, 2004 (the “Record Date”).  You are also entitled to notice of the Meeting and to vote at the Meeting if you held Ordinary Shares through a bank, broker or other nominee which was a shareholder of record of the Company at the close of business on the Record Date or which appeared in the participant listing of a securities depository on that date.

At the Record Date, 42,633,860 Ordinary Shares were issued, of which 38,691,721 Ordinary Shares were outstanding and 3,942,139 Ordinary Shares were held in treasury.

Revocability of Proxies

A form of proxy card for use at the Meeting is attached.  Please follow the instructions on the proxy card.  You may change your mind and cancel your proxy card by filing a written notice of revocation with the Company, by completing and returning a duly executed proxy card bearing a later date, or by voting in person at the Meeting.  Attendance at the Meeting will not in and of itself constitute revocation of a proxy.  Shares represented by a valid proxy card in the attached form will be voted in favor of all of the proposed resolutions to be presented to the Meeting, unless you clearly vote against a specific resolution.

Quorum, Voting and Solicitation

At least two shareholders who attend the Meeting in person or by proxy will constitute a quorum at the Meeting, provided that they hold shares conferring in the aggregate more than 50% of the voting power of the Company.  If a quorum is not present within half an hour from the time scheduled for the Meeting, the Meeting will be adjourned to the same day in the next week, at the same time and place.  The Chairman of the Meeting may, however, adjourn the Meeting to a different day, time or place, with the consent of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting on the question of adjournment.  At an adjourned Meeting, any two shareholders who attend the Meeting in person or by proxy will constitute a quorum.  The vote necessary to approve the resolutions relating to the matters upon which you will be asked to vote is specified below immediately following each proposed resolution.  Each outstanding Ordinary Share is entitled to one vote upon each of the matters to be presented at the Meeting.

Under Israeli law, if a quorum is present in person or by proxy, broker non-votes and abstentions will be disregarded and will have no effect on whether the requisite vote is obtained.

The Board of Directors of the Company is soliciting the attached proxy cards for the Meeting, primarily by mail and email.  The original solicitation of proxies by mail and email may be further supplemented by solicitation by telephone and other means by certain officers, directors, employees and agents of the Company, but they will not receive additional compensation for these services.  The Company will bear the cost of the solicitation of the proxy cards, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

PROPOSAL ONE

ELECTION OF DANA GROSS AS CLASS I DIRECTOR

Background

Our Articles of Association provide for a classified Board of Directors with directors being divided into Class I, Class II and Class III.  In addition, Israel’s Companies Law requires us to have at least two outside directors who are not members of any class of directors.

Joseph Tenne serves as a Class II director.  Mr. Tenne’s term will expire at the 2005 Annual General Meeting of Shareholders, and therefore he is not required to stand for reelection at the Meeting.  Shabtai Adlersberg serves as a Class III director.  Mr. Adlersberg’s term will expire at the 2006 Annual General Meeting of Shareholders, and therefore he is not required to stand for reelection at the Meeting.  In accordance with Israel’s Companies Law, Dr. Eyal Kishon and Doron Nevo serve as our outside directors and were elected for a three-year term of office.  The current term of Dr. Kishon will expire in 2005 and the current term of Mr. Nevo will expire in 2006, and therefore they are not required to stand for reelection at the Meeting.

Dana Gross serves as a Class I director.  Her term will expire at the Meeting.  Shareholders are being asked to reelect Ms. Gross to serve for a term of three years, expiring at the 2007 Annual General Meeting of Shareholders, or until her successor is elected.

Dana Gross has served as one of our directors since June 2000.  Ms. Gross has served as Chief Marketing Officer of M-Systems Flash Disk Ltd. since April 2000, and as a director of M-Systems since September 2000.  Prior to that, Ms. Gross served as Executive Vice President of the DiskOnChip business unit of M-Systems from 2000 and as Vice President of Worldwide Sales of M-Systems from 1998 until April 2000.  Ms. Gross joined M-Systems in July 1992 as Vice President of Operations and became Chief Financial Officer in 1994, President of M-Systems Inc. in 1995 and Executive Vice President of Business Development in 1997.  Ms. Gross received a B.Sc. in Industrial Management Engineering (with honors) from Tel Aviv University in 1992 and an M.B.A. degree from San Jose State University in 1997.

As noted above, Messrs. Tenne, Adlersberg and Nevo and Dr. Kishon are not standing for reelection at the Meeting.  Biographical information concerning Messrs. Tenne, Adlersberg and Nevo and Dr. Kishon follows for informational purposes only.

Joseph Tenne has served as one of our directors since June 2003.  Mr. Tenne is currently the Chief Financial Officer of Treofan Germany GmbH & Co. KG, a German company engaged in the development, production and marketing of oriented polypropylene films, which are mainly used in the food packaging industry.  Treofan is a subsidiary of Dor Chemical Ltd., an Israeli company whose shares are traded on The Tel-Aviv Stock Exchange.  From 1978 to July 2003, Mr. Tenne was affiliated in various capacities with Kesselman & Kesselman, Certified Public Accountants in Israel and a member of PricewaterhouseCoopers International Limited.  From January 1997 to July 2003, he was a partner in Kesselman & Kesselman.  Mr. Tenne received a B.A. in Accounting and Economics and an M.B.A. from Tel Aviv University.  Mr. Tenne is also a Certified Public Accountant in Israel.

Shabtai Adlersberg co-founded AudioCodes in 1993, and has served as our Chairman of the Board and Chief Executive Officer since inception.  Mr. Adlersberg co-founded DSP Group, Inc., a semiconductor company, in 1987.  From 1987 to 1990, Mr. Adlersberg served as the Vice President of Engineering of DSP Group, and from 1990 to 1992, he served as Vice President of Advanced Technology.  As Vice President of Engineering, Mr. Adlersberg established a research and development team for digital cellular communication which was spun-off in 1992 as DSP Communications.  Mr. Adlersberg holds a M.Sc. degree in Electronics and Computer Engineering from Tel Aviv University and a B.Sc. degree in Electrical Engineering from the Technion - Israel Institute of Technology, or the Technion.

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Doron Nevo has served as one of our directors since 2000.  From 1996 to 1999, Mr. Nevo served as President and CEO of NKO, Inc.  Mr. Nevo established NKO in early 1995 as a startup subsidiary of Clalcom, Ltd.  NKO designed and developed a full scale carrier grade IP Telephony system platform and established its own IP network.  From 1992 to 1996, Mr. Nevo was President and CEO of Clalcom Ltd.  Mr. Nevo established Clalcom in 1992 as a fax service provider in Israel.  Mr. Nevo is President and CEO of KiloLambda Technologies, Ltd., an optical subsystems company.  He also serves on the board of a number of companies such as: Unity Wireless Corp. (a manufacturer of radio frequency sub-systems), Elcom Technologies (manufacturer of Satcom and Digital Radio synthesizers) and Notox, Ltd. (a biotech company).  Mr. Nevo received a B.Sc. in Electrical Engineering from the Technion and an M.Sc. in Telecommunications Management from Brooklyn Polytechnic.

Dr. Eyal Kishon has served as one of our directors since 1997.  Since 1996, Dr. Kishon has been Managing Partner of Genesis Partners, an Israel based venture capital fund.  From 1993 to 1996, Dr. Kishon served as Associate Director of Dovrat-Shrem/Yozma-Polaris Fund Limited Partnership.  In his capacity as Managing Partner of Genesis, Dr. Kishon serves as a director of VCON Telecommunications Ltd., a video conferencing technology company.  From 1991 to 1992, Dr. Kishon was a Research Fellow in the Multimedia Department of IBM Science & Technology.  From 1989 to 1991, Dr. Kishon worked in the Robotics Research Department of AT&T Bell Laboratories.  Dr. Kishon received a B.A. in Computer Science from the Technion and an M.Sc. and a Ph.D. in Computer Science from New York University.

Proposal

The shareholders are being asked to elect Ms. Gross as Class I director for a term to expire at the 2007 Annual General Meeting of Shareholders, or until her successor is elected.  Management knows of no current circumstances that would render Ms. Gross unable to accept nomination or election.

Vote Required

The affirmative vote of the holders of a majority of the outstanding Ordinary Shares of the Company represented at the Meeting in person or by proxy and voting thereon is necessary for approval of this proposal.

Board Recommendation

The Board of Directors recommends a vote “FOR” the election of Dana Gross as a Class I director for a term to expire at the 2007 Annual General Meeting.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

AND AUTHORIZATION OF AUDITORS’ COMPENSATION

Background

The Board of Directors has selected the accounting firm Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the independent auditors to audit the consolidated financial statements of the Company for the year ending December 31, 2004.  Kost Forer Gabbay & Kasierer have audited the Company’s books and accounts since the year ended December 31, 1997.  Representatives of Kost Forer Gabbay & Kasierer will attend the Meeting and may make a statement if they so desire.  They will be available to respond to appropriate questions raised during the Meeting.

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Proposal

Shareholders are being asked to ratify the selection of Kost Forer Gabbay & Kasierer as the Company’s independent auditors for 2004, and to authorize our Board of Directors to set the compensation of these auditors.  Subject to the shareholders’ approving such authorization, the Board of Directors intends to further delegate the authority to set the compensation of the auditors to the Audit Committee.  The Audit Committee will pre-approve all services to be performed by, and compensation to be paid to our auditors as provided for in the U.S. Sarbanes-Oxley Act of 2002.

It is proposed that the following resolution be adopted at the Meeting:

“RESOLVED, that the appointment of Kost Forer Gabbay & Kasierer as the Company’s independent public accountants for the fiscal year ending December 31, 2004 be, and it hereby is, ratified, and that the Board of Directors (or the Audit Committee, if authorized by the Board of Directors) be, and it hereby is, authorized to fix the remuneration of such independent public accountants in accordance with the volume and nature of their services.”

Vote Required

The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting thereon is necessary for approval of this proposal.

Board Recommendation

The Board of Directors recommends that the shareholders vote “FOR” adoption of this proposal.

 PROPOSAL THREE

RATIFICATION OF OPTION GRANT

TO THE COMPANY’S CHAIRMAN OF THE BOARD, PRESIDENT

AND CHIEF EXECUTIVE OFFICER

Background

Under Israel’s Companies Law, the compensation terms of directors of the Company, whether in their capacity as directors or otherwise, require shareholder ratification, following Audit Committee and Board of Directors approval.  This includes compensation in the form of stock options.  Shabtai Adlersberg, the Company’s President and Chief Executive Officer, also serves as Chairman of the Board of Directors of the Company.  Accordingly, his compensation, including any grant of stock options, is subject to ratification by the Company’s shareholders.

The Audit Committee and the Board of Directors have approved the grant to Mr. Adlersberg of options to purchase 275,000 Ordinary Shares.  These options, assuming shareholder ratification, will be granted at an exercise price equal to 100% of the closing price on the Nasdaq Stock Market on the date of the Meeting (or, if no closing price is available on such date, the closing price on the next trading day).  These options will vest over a five-year period.

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Proposal

Shareholders are being asked to ratify the option grant to Mr. Adlersberg.

It is proposed that the following resolutions be adopted at the Meeting:

“RESOLVED, that the grant to Shabtai Adlersberg of options to purchase 275,000 Ordinary Shares, at an exercise price equal to 100% of the closing price on the Nasdaq Stock Market on the date of the Meeting (or, if no closing price is available on such date, the closing price on the next trading day) and upon the terms approved by the Company’s Audit Committee and Board of Directors, be, and they hereby are, approved.”

Vote Required

The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting thereon is necessary for approval of this proposal.

Board Recommendation

The Board of Directors recommends a vote “FOR” adoption of this proposal.

By Order of the Board of Directors

Shabtai Adlersberg

Chief Executive Officer

Dated:  September 2, 2004

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